Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-282297

Prospectus Supplement

(To Prospectus dated October 3, 2024)

Up to $8,230,000

Glucotrack, Inc.

Common Stock

We have entered into an at the market offering agreement (the “Sales Agreement”) with Dawson James Securities, Inc. (“Dawson James”) relating to shares of our common stock, par value $0.001 per share, (the “Common Stock”) offered by this prospectus supplement and the accompanying prospectus, filed as part of our registration statement on Form S-3 (File No. 333-282297). In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $8,230,000 from time to time through Dawson James, acting as our sales agent.

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $8,230,000.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or any other existing trading market in the United States for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Dawson James as principal, in privately negotiated transactions, in block trades and/or in any other method permitted by law. Dawson James is not required to sell any specific amount of Common Stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms of the Sales Agreement, on mutually agreed terms between Dawson James and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. See the section entitled “Plan of Distribution” for additional information.

The compensation to Dawson James for sales of Common Stock sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, Dawson James will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Dawson James will be deemed to be underwriting commission or discount. We have also agreed to provide indemnification and contribution to Dawson James with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of our Common Stock pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $8,230,000, or (b) the termination by us or Dawson James of the Sales Agreement pursuant to its terms. See the section entitled “Plan of Distribution” for additional information regarding Dawson James’ compensation.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus supplement and future filings. See the section entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates is $24,700,185, based on 11,330,360 shares of outstanding Common Stock held by non-affiliates as of December 16, 2024 and a price per share of $2.18, the closing price of our Common Stock as reported on Nasdaq on October 18, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we offer to sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have offered no securities pursuant to General Instruction I.B.6 of Form S-3.

Our Common Stock is listed on the Nasdaq under the symbol “GCTK”. On December 16, 2024, the last reported sale price of our Common Stock on Nasdaq was $0.26 per share.

Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page S-3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc.

This prospectus supplement is dated December 17, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

This prospectus supplement is part of a registration statement that we originally filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process on September 23, 2024 and declared effective by the SEC on October 3, 2024. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Dawson James has authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Common Stock.

Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Glucotrack, Inc. and its consolidated subsidiaries. Our logo, trademarks and service marks are the property of Glucotrack, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus supplement, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and Dawson James has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and Dawson James are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the consolidated financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. If you invest in our Common Stock, you are assuming a high degree of risk. See the “Risk Factors” section of this prospectus supplement beginning on page S-8, the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023, each of our Quarterly Reports on Form 10-Q, and in our other subsequent filings with the SEC.

About Glucotrack, Inc.

The Company was incorporated on May 18, 2010 under the laws of the State of Delaware. We are currently developing an Implantable Continuous Glucose Monitor (CGM) for persons with Type 1 diabetes and insulin-dependent Type 2 diabetes.

The Company was founded with a mission to develop Glucotrack®, a non-invasive glucose monitoring device designed to help people with diabetes and pre-diabetics obtain glucose level readings without the pain, inconvenience, cost and difficulty of conventional (invasive) spot finger stick devices. The first generation Glucotrack, which successfully received CE Mark approval, obtained glucose measurements via a small sensor clipped onto one’s earlobe. A limited release beta test in Europe and the Middle East demonstrated the need for an updated product with improved accuracy and human factors. As the glucose monitoring landscape rapidly moved away from point-in-time measurement to continuous measurement since then, the Company recently determined that it would focus its efforts on developing its Implantable CBGM. As such, we have since withdrawn our CE Mark for Glucotrack and are no longer pursuing commercialization of this product or development of any further iterations.

The Company is currently developing an Implantable CBGM for use by Type 1 diabetes patients as well as insulin-dependent Type 2 patients. Implant longevity is key to the success of such a device. We have continued to evolve our sensor chemistry following our successful in-vitro feasibility study demonstrating that a minimum two-year implant life is highly probable with the current sensor design. Recently we announced a 3-year longevity is feasible leveraging both in-vitro and in-silico test results. We have also completed four animal studies with evolving prototype systems, all four of which consistently demonstrated a simple implant procedure, good functionality, and safety. The Company has also successfully demonstrated continuous glucose sensing in the epidural space via two additional animal trials, both of which demonstrated a simple implant procedure, good functionality, and safety. This latter approach is of importance for patients with painful diabetic neuropathy contemplating spinal cord stimulation therapy for their condition. The results of these animal trials were recently presented in poster form at the American Diabetes Association, the Diabetes Technology Society, and the DiabetesMine annual conferences.

A regulatory submission has been made for a first in human study. This will be an acute study intended to demonstrate device performance and safety. All preparatory clinical activities and applicable regulatory approvals are complete and the study is expected to initiate in Q4 2024. In parallel, the Company is also preparing for a long-term clinical trial expected to begin in late Q2 2024. As part of this effort, the Company is working towards ISO13485 certification, an internationally agreed-upon standard of quality system requirements for the design, production, distribution, and sale of medical devices. The Company has successfully completed the first audit and is scheduled to complete the second audit in December 2024. A successful second audit results in certification of compliance to the standard, which is recognized and accepted by the FDA, the European Union, and many other geographies worldwide.

We believe our technology, if successful, has the potential to be more accurate, more convenient and have a longer duration than other implantable glucose monitors that are either in the market or currently under development.

Our Senior Management team includes; CEO and President, Paul V. Goode PhD, who has a decorated career developing innovative medical technologies, including at Dexcom and MiniMed, CFO, James Cardwell, CPA who has over 16 years of experience as a Chief Financial Officer and Chief Operating Officer with a concentration in both SEC financial reporting and tax compliance, James P. Thrower PhD, Vice President of Engineering, a seasoned executive formerly of Sterling Medical Devices, Mindray DS USA and Dexcom, Inc., Mark Tapsak PhD, Vice President of Sensor Technology, a medical research scientist who brings over 25 years of experience in the diabetes industry, including previous senior roles at Dexcom and Medtronic, Drinda Benjamin, Vice President of Marketing, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Intuity Medical, Senseonics, Abbott Diabetes, and Medtronic Diabetes, Vincent Wong, Vice President of Quality, a medical device professional with 15 years of experience in quality system for implantable medical device manufacturing with senior roles at Cirtec Medical and TOMZ, and Sandie Martha, Vice President Clinical Operations, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Dexcom and GlySens.

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Recent Developments

Completion of Preclinical Study

On May 16, 2024, we announced that our implantable continuous glucose monitor successfully completed 30 days of a 60-day long-term preclinical study on measuring glucose in the epidural space. The Glucotrack sensor, implanted in the epidural space of animals, closely tracked both blood glucose and a commercially available subcutaneous CGM throughout the 30-day period. The implantation procedure took approximately 20 minutes, and the animals recovered without complications. No abnormal clinical signs or findings in the spinal cord or surrounding tissues were observed at the 30-day mark. On June 13, 2024, we announced that the 60-day long-term study was completed, demonstrating the feasibility of glucose monitoring in the epidural space. No abnormal clinical signs were observed throughout the study period, and no abnormal findings were observed in the spinal cord or surrounding tissues during post-explant analysis. The study also confirmed that the implanted sensor did not cause any delayed latent effects over the long-term period, which is particularly important as a complete healing process in animal studies with implanted devices may take several weeks. With the completion of this study, the durability of the epidural approach for continuous glucose monitoring has now been confirmed over the 60-day period.

Reverse Stock Split

We filed with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) which became effective at 4:30 p.m. on May 17, 2024 (the “Effective Time”) to effect a one-for-five (1:5) reverse stock split (the “Reverse Stock Split”) of the shares of our Common Stock. The Reverse Stock Split was approved by our stockholders at the 2024 annual meeting of the stockholders on April 26, 2024.

As a result of the Reverse Stock Split, every five (5) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split, and any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split was entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled, multiplied by the closing price per share of the Common Stock on Nasdaq at the close of business on the date prior to the Effective Time.

Following the Reverse Stock Split, the number of shares of Common Stock outstanding was proportionally reduced. The shares of Common Stock underlying the outstanding stock options and warrants were similarly adjusted along with corresponding adjustments to their exercise prices. The Reverse Stock Split also proportionally reduced the total number of authorized shares of Common Stock from 500,000,000 shares to 100,000,000 shares.

Nasdaq Listing Status

Nasdaq Stockholder Equity Requirement

Nasdaq Listing Rule 5550(b)(1) requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”). On May 21, 2024, Nasdaq notified us that our Form 10-Q for the period ended March 31, 2024, indicated that we no longer meet the Minimum Stockholders’ Equity Requirement. Failure to meet the Minimum Stockholders’ Equity Requirement is a basis for delisting our Common Stock.

S-4

Because we were not in compliance with the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2) (the “Bid Price Rule”). at the time we were notified about the non-compliance with the Minimum Stockholders’ Equity Requirement, we were not eligible to submit a plan to regain compliance with the Staff. However, we timely requested a hearing before the Nasdaq Hearings Panel and paid the fee, which has resulted in a stay of any suspension or delisting action pending the hearing. The hearing took place on July 9, 2024, and on August 5, 2024, we received the decision of the Panel, and they granted us an extension until November 18, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

On November 19, 2024, the Company received a compliance letter (the “Compliance Letter”) from Nasdaq, informing the Company that it has regained compliance with the Minimum Stockholders’ Equity Requirement. The Compliance Letter noted, that because the Company’s bid price has closed below the minimum required by the Bid Price Rule following the November Offering (defined below), the Panel has determined to impose on the Company a Discretionary Panel Monitor, pursuant to Listing Rule 5815(d)(4)(B), for a period of one year from the date of the Compliance Letter, to ensure that the Company maintains long-term compliance with the Minimum Stockholders’ Equity Requirement, the Bid Price Rule, and all of Nasdaq’s continued listing requirements.

There can be no assurance that we will be able to continue to maintain compliance with Nasdaq’s continued listing requirements, the Bid Price Rule, or other Nasdaq listing requirements.

Financing

$10.0 Million Public Offering and Concurrent Private Placement

On November 12, 2024, we announced the launch of a “best efforts” public offering (the “November Offering”) for the offer and sale of an aggregate of (i) 2,437,340 shares (the “Shares”) of Common Stock, (ii) 4,756,900 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,756,900 shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu of Shares, (iii) 7,194,240 Series A Warrants (the “Series A Warrants”) to purchase up to 7,194,240 shares of Common Stock (the “Series A Warrant Shares”) and (iv) 7,194,240 Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) to purchase up to 7,194,240 shares of Common Stock (“the “Series B Warrant Shares” together with the Series A Warrant Shares, the “Warrant Shares”). Each Share or Pre-Funded Warrant, as applicable, was sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock. The public offering price for each Share and accompanying Common Warrants was $1.39, and the public offering price for each Pre-Funded Warrant and accompanying Common Warrants was $1.389.

The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately and expire when exercised in full. Each Series A Common Warrant will have an exercise price per share of $1.81 and will be exercisable beginning on the date on which Stockholder Approval (as defined below) is received and deemed effective (the “Initial Exercise Date” or the “Stockholder Approval Date”). The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date. The Series B Warrants will have an exercise price per share of $1.81 and will be exercisable beginning on the Initial Exercise Date. The Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date. The Common Warrants are subject to certain adjustments, as set forth therein (the “Adjustments”). The issuance of Common Warrant Shares upon exercise of the Common Warrants is subject to stockholder approval under applicable rules and regulations of Nasdaq (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). We will hold a meeting to obtain Stockholder Approval on January 3, 2025.

In a private placement offering completed concurrently with the Offering (the “Concurrent Private Offering”), an existing investor, which is controlled by a director of the Company (the “Investor”), converted approximately $4,093,112 of debt, which represented the then outstanding principal and accrued interest under a convertible promissory note dated July 30, 2024 (the “Debt”). The Debt was converted to Common Stock and Common Warrants on substantially the same terms as the November Offering, resulting in the issuance of 2,640,717 shares of Common Stock, 2,640,717 accompanying Series A Common Warrants, and 2,640,717 accompanying Series B Common Warrants, based on a conversion price of $1.55 per share, which is equal to the consolidated closing bid price of the Common Stock on the Nasdaq Capital Market on November 12, 2024.

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In addition, concurrently with the Offering, the Company converted on substantially the same terms as the Offering, three convertible promissory notes, each dated July 18, 2024, with an aggregate outstanding principal and accrued interest in the amount of $304,494 (the “July 18 Notes”). The July 18 Notes were converted at a conversion price of $1.56, which is equal to the Floor Price as defined in the July 18 Notes, for an aggregate of 195,188 shares of common stock, 195,188 Series A Warrants, and 195,188 Series B Warrants (the “July 18 Note Conversion”).

The Common Stock and the Common Warrants issued in connection with the Concurrent Private Offering and the July 18 Note Conversion are not registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

The issuance of Common Warrant Shares upon exercise of the Common Warrants is subject to Stockholder Approval, and such proposal to be presented at the Special Meeting (as defined below), the (“Issuance Proposal”).

The Company intends to hold a meeting to obtain Stockholder Approval (the “Special Meeting”) within 60 days following the closing of the November Offering. In connection with the November Offering, certain existing Company stockholders entered into support agreements with the Company, pursuant to which certain existing Company stockholders agreed to vote their shares of Common Stock at the Special Meeting (i) to approve the Issuance Proposal, (ii) to approve the Concurrent Private Offering and the issuance of Common Stock underlying the Common Warrants sold in the Concurrent Private Offering, and (iii) to approve a reverse stock split of the Company’s Common Stock at ratio of between to 1-for-2 and 1-for-20, with such ratio to be determined at the sole discretion of the board of directors of the Company.

July 30 Note and Warrants

On July 30, 2024, we entered into a convertible promissory note and three warrant agreements (the “July 30 Warrants”) with the Investor, providing for the private placement of a secured convertible promissory note in the aggregate principal amount of 4,000,000 (the “July 30 Note”). The July 30 Note was not convertible unless and until approved at a meeting of the Company’s stockholders, which occurred on September 24, 2024. The July 30 Note bore simple interest at a rate of eight percent (8%). As issued, the July 30 Warrants become exercisable 12 months after issuance and have a term of 10 years. The first July 30 Warrant is for 2,133,334 shares at $1.875 per share. The second July 30 Warrant is for 1,523,810 shares at $2.625 per share. The third July 30 Warrant is for 1,185,186 shares at $3.375 per share. Following the closing of the Concurrent Private Offering, the July 30 Note is no longer outstanding and each of the July 30 Warrants is immediately exercisable.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Our principal offices are located at 301 17 North, suite 800, Rutherford NJ 07070, and our telephone number is 201-842-7715. Our website address is http://www.glucotrack.com; the reference to such website address does not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this prospectus.

S-6

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, all information contained in this prospectus supplement reflects the Reverse Stock Split.

Common Stock offered by us:	Shares of Common Stock having an aggregate offering price of up to $8,230,000.

Common Stock to be outstanding after the offering	47,706,018 shares, assuming the issuance of 31,653,846 shares in this offering at an assumed offering price of $0.26 per share, which was the last reported sale price of our Common Stock on Nasdaq on December 16, 2024. The actual number of shares issued will vary depending on how many shares of our Common Stock we choose to sell and the prices at which such sales occur.

Plan of Distribution

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common stock in the United States. Dawson James is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the sales agreement. See section titled “Plan of Distribution” on page S-15 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from these sales for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although we do not have agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GCTK.”

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 16,052,172 shares of Common Stock as of December 16, 2024, which excludes:

●	258,464 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $2.35 per share;

●	2,621 shares underlying unvested restricted stock units;

●	5,504,853 shares of common stock issuable upon exercise of warrants;

●	10,030,145 shares of common stock issuable upon exercise of the Series A Warrants (not accounting for Adjustments); and

●	10,030,145 shares of common stock issuable upon exercise of the Series B Warrants (not accounting for Adjustments).

Unless otherwise indicated, all information in this prospectus reflects the Reverse Stock Split and assumes (i) no exercise of the outstanding options or warrants described above, (ii) no exercise of the Pre-Funded Warrants issued in the November Offering, and (iii) no exercise of the Common Warrants sold in the November Offering.

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement, in the accompanying prospectus, in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. The occurrence of any of these risks might cause you to lose all or part of your investment in the Common Stock.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering. You may also experience future dilution as a result of future equity offerings

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Our historical net tangible book value as of September 30, 2024 was $3.2 million, or approximately $0.55 per share of our Common Stock. Assuming that an aggregate amount of $8,230,000 of our Common Stock is sold at an assumed offering price of $0.26 per share, the last reported sale price of our Common Stock on Nasdaq on December 16, 2024, our as adjusted net tangible book value as of September 30, 2024 would have been $11.1 million, or approximately $0.30 per share of our Common Stock. This represents an immediate increase in net tangible book value of $0.04 per share of our Common Stock to new investors in this offering, representing the difference between the assumed offering price in this offering and our as adjusted net tangible book value as of September 30, 2024. Furthermore, if outstanding options or warrants are exercised, outstanding restricted stock units vest or securities that are convertible or exercisable into Common Stock are converted or exercised, you could experience further dilution.

In addition, we have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible or exercisable into Common Stock in future transactions, may be higher or lower than the price per share you pay in this offering. As a result, purchasers of the shares we sell in this offering, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participated in this offering.

S-8

The market price of our Common Stock has been volatile and may continue to be volatile due to numerous circumstances beyond our control, and stockholders could lose all or part of their investment.

The market price of our Common Stock has been and may continue to be highly volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including, without limitation:

●	future announcements about us, our collaborators, or competitors, including the results of testing, technological innovations, or new products and services;
●	depletion of cash reserves;
●	additions or departures of key personnel;
●	operating results that fall below expectations;
●	announcements by us relating to any strategic relationship;
●	Sales, or the perception that future sales may occur, of equity securities or issuance of debt;
●	industry developments;
●	changes in state, provincial, or federal regulations affecting us and our industry;
●	the continued large fluctuations in major stock market indexes which causes investors to sell our Common Stock;
●	economic, political, and other external factors; and
●	period-to-period fluctuations in our financial results.

In addition, the stock market in general, and the stock companies in industries like ours, in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the issuer. During the 12-month period ended December 16, 2024, our Common Stock has traded as high as $4.95 per share and as low as $0.22 per share.

These broad market fluctuations may adversely affect the trading price of our Common Stock. These and other external factors have caused and may continue to cause the market price and demand for our Common Stock to fluctuate, which may limit or prevent investors from readily selling their shares of Common Stock and may otherwise negatively affect the liquidity of our Common Stock. While the market price of our Common Stock may respond to developments regarding operating performance and prospects, expansion plans, and developments regarding our industry, we believe that the extreme volatility we experienced in recent periods reflects market and trading dynamics unrelated to our underlying business, our actual or expected operating performance, our financial condition, or macro or industry fundamentals, and we do not know if these dynamics will continue or how long they will last. Under these circumstances, we caution you against investing in our Common Stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

The actual number of shares we will issue and the total aggregate proceeds resulting from sales made under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver sales notices to Dawson James at any time throughout the term of the Sales Agreement. The number of shares that are sold by Dawson James after delivering a sales notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with Dawson James and as such, it is not currently possible to predict the aggregate proceeds to be raised in connection with the offering, or the number of shares that will ultimately be issued.

Resales of our Common Stock in the public market, or the perception that such sales could occur, could cause the market price of our Common Stock to fall.

We may issue shares of Common Stock from time to time in connection with this offering. The issuance from time to time of these new shares of Common Stock, or our ability to issue new shares of Common Stock in this offering, could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

S-9

If we are unable to continue to satisfy the applicable continued listing requirements of Nasdaq, our Common Stock could be delisted, and we and our stockholders could face significant material adverse consequences.

In order to remain listed on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

For example, Nasdaq Listing Rule 5550(b)(1) requires companies listed on Nasdaq to comply with the Minimum Stockholders’ Equity Requirement. On May 21, 2024, Nasdaq notified us that our Form 10-Q for the period ended March 31, 2024, indicated that we no longer meet the Minimum Stockholders’ Equity Requirement. Failure to meet the Minimum Stockholders’ Equity Requirement is a basis for delisting our Common Stock.

Because we were not in compliance with the Bid Price Rule at the time we were notified about the non-compliance with the Minimum Stockholders’ Equity Requirement, we were not eligible to submit a plan to regain compliance with the Staff. However, we timely requested a hearing before the Nasdaq Hearings Panel and paid the fee, which has resulted in a stay of any suspension or delisting action pending the hearing. The hearing took place on July 9, 2024, and on August 5, 2024, we received the decision of the Panel, and they granted us an extension until November 18, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

On November 19, 2024, the Company received the Compliance Letter from Nasdaq, informing the Company that it has regained compliance with the Minimum Stockholders’ Equity Requirement. The Compliance Letter noted, that because the Company’s bid price has closed below the minimum required by the Bid Price Rule following the November Offering (defined below), the Panel has determined to impose on the Company a Discretionary Panel Monitor, pursuant to Listing Rule 5815(d)(4)(B), for a period of one year from the date of the Compliance Letter, to ensure that the Company maintains long-term compliance with the Minimum Stockholders’ Equity Requirement, the Bid Price Rule, and all of Nasdaq’s continued listing requirements. We cannot assure you that we will be able to continue to comply with the applicable listing standards. If we are not able to comply with applicable listing standards, our shares of Common Stock will be subject to delisting.

If Nasdaq delists our Common Stock from trading on its exchange for failure to meet comply with the Bid Price Rule, or any other listing standards, we and our stockholders could face significant material adverse consequences including, but not limited to:

●	a limited availability of market quotations for our securities;
●	a reduction in liquidity and market price of our Common Stock;
●	a reduction in the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing;
●	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;
●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from the offering of the Common Stock under this prospectus supplement for general corporate purposes, including working capital, operating expenses, and capital expenditures, as described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds, if any, will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

S-10

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no maximum sales price. Pursuant to the Sales Agreement, our board of directors, or a duly authorized executive committee thereof, may authorize, from time to time, a minimum sales price per share of our Common Stock sold in this offering, which will limit our ability to make sales if the price goes below that minimum. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We will need to raise substantial additional capital in the future to fund our operations and you may experience further dilution if we issue additional equity securities in future fundraising transactions.

We will need to raise substantial additional capital in the future to fund our operations. To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding stock options and warrants may result in further dilution of your investment.

USE OF PROCEEDS

We may issue and sell shares of Common Stock having aggregate sales proceeds of up to $8,230,000 from time to time, before deducting sales agent commissions and estimated expenses payable by us. The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Dawson James as a source of financing. We will retain broad discretion over the use of the net proceeds from the sale of the Common Stock offered by this prospectus supplement and the accompanying prospectus. We currently intend to use the net proceeds, if any, from the sale of the Common Stock offered hereby for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We intend to invest the net proceeds to us from the sale of the Common Stock offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

S-11

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon a number of factors, including future earnings, our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

S-12

DILUTION

If you purchase our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our Common Stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding as of September 30, 2024 by our total tangible assets less total liabilities.

Our net tangible book value as of September 30, 2024 was approximately $3.2 million, or $0.55 per share, based on 5,772,026 shares of our Common Stock outstanding as of that date.

After giving effect to the sale of 31,653,846 shares of Common Stock by us at an assumed offering price of $0.26 per share, the last reported sale price of our Common Stock on Nasdaq on December 16, 2024, for aggregate gross proceeds of $8,230,000, and after deducting the sales commissions and estimated expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $11.1 million, or $0.30 per share. This represents an immediate decrease in net tangible book value of $0.25 per share to existing stockholders and an immediate increase in net tangible book value of $0.04 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our Common Stock in the aggregate amount of $8,230,000 is sold at the assumed offering price of $0.26 per share, the last reported sale price of our Common Stock on Nasdaq on December 16, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices.

Offering price per share		$0.26
Net tangible book value per share as of September 30, 2024	$0.55
Decrease in net tangible book value per share attributable to this offering	$(0.25)
As adjusted net tangible book value per share after giving effect to this offering		$0.30
Increase in net tangible book value per share to new investors in this offering		$0.04

The above table is based on 5,772,026 shares of Common Stock outstanding as of September 30, 2024, and excludes the following:

●	258,464 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $2.35 per share;
●	2,621 shares underlying unvested restricted stock units;
●	250,000 shares of common stock issued pursuant to an IP acquisition agreement;
●	2,437,340 shares of common stock issued in the Offering;
●	4,756,900 shares of common stock issuable upon the exercise of Pre-Funded Warrants;
●	2,640,717 shares of common stock issued in connection with the Concurrent Private Placement;
●	195,188 shares of common stock issued in connection with the July 18 Note Conversion;
●	5,504,853 shares of common stock issuable upon exercise of warrants;
●	10,030,145 shares of common stock issuable upon exercise of the Series A Warrants (not accounting for Adjustments); and
●	10,030,145 shares of common stock issuable upon exercise of the Series B Warrants (not accounting for Adjustments).

S-13

DESCRIPTION OF SECURITIES

In this offering, we are offering shares of our Common Stock.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), the rights and preferences of which may be established from time to time by our Board. As of the date of this prospectus, we had 16,052,172 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Voting

For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books. Our Common Stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding Common Stock can elect all of the directors who are up for election in a particular year.

Dividends

If our board of directors declares a dividend, holders of Common Stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold Preferred Stock, if any is outstanding.

Liquidation and Dissolution

If we are liquidated or dissolve, the holders of our Common Stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold Preferred Stock, if any is outstanding.

Other Rights and Restrictions

Holders of our Common Stock do not have preemptive or subscription rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of Preferred Stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.

Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “GCTK”. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

S-14

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Dawson James, pursuant to which we may issue and sell from time to time, shares of our Common Stock having an aggregate offering price of up to $8,233,000 through Dawson James as our sales agent. The Common Stock may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or sales made into any other existing trading market of the Common Stock.

Dawson James will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Dawson James. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Dawson James will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares requested to be sold by us. We or Dawson James may suspend the offering of the shares of Common Stock being made through Dawson James under the Sales Agreement upon proper notice to the other party.

Settlement for sales of Common Stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Dawson James in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our Common Stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Dawson James may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Dawson James in cash, upon each sale of shares of our Common Stock pursuant to the Sales Agreement, a commission of 3.0% of the gross proceeds from each sale of shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Dawson James for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to a maximum of $10,000 per year for due diligence update sessions conducted in connection with each such date the Company files its quarterly reports on Form 10-Q and annual report on Form 10-K, for Dawson James counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our Common Stock sold through Dawson James under the Sales Agreement, the net proceeds to us and the compensation paid by us to Dawson James in connection with the sales of shares of our Common Stock.

In connection with the sales of shares of our Common Stock on our behalf, Dawson James will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Dawson James will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Dawson James against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Dawson James will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Dawson James, and Dawson James may distribute this prospectus supplement and the accompanying prospectus electronically.

S-15

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference”.

Our Common Stock is listed on Nasdaq under the symbol “GCTK.”

Other than in the United States, no action has been taken by us or Dawson James that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction where any such offer or a solicitation is unlawful.

Other Relationships

Dawson James and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Dawson James and such affiliates have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Dawson James and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Dawson James or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-16

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, NC. Dawson James is being represented in connection with this offering by ArentFox Schiff LLP, Washington, DC.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

We also make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports, on our website at http://www.glucotrack.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 28, 2024;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 15, 2024, August 13, 2024 and November 14, 2024, respectively;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 2, 2024, February 16, 2024, May 2, 2024, May 20, 2024, May 24, 2024, June 20, 2024, July 1, 2024, July 22, 2024, July 31, 2024, September 3, 2024, September 10, 2024, September 26, 2024, November 14, 2024, November 18, 2024, and December 17, 2024; and

●	our registration statement on Form 8-A filed on December 8, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us or by writing to us at the following address and phone number:

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement and the accompanying prospectus (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing). Any such request should be directed to:

GLUCOTRACK, INC.

301 Route 17 North, Ste. 800

Rutherford, NJ 07070

(201) 842-7715

Our website address is https://glucotrack.com/. Except for any documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus supplement or the accompanying prospectus.

S-17

PROSPECTUS

$30,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $30,000,000.

Each time we offer our securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplements, the information incorporated by reference into this prospectus and the accompany prospectus supplements and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in our securities.

Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 25 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our securities are currently trading on The Nasdaq Capital Market under the stock symbol “GCTK.” On September 20, 2024, the closing price for our common stock, as reported on The Nasdaq Capital Market, was $2.66 per share. Our principal executive office is located at 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070, and our telephone number is (201) 842-7715.

As of September 30, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $11,297,859, which we calculated based on 5,478,436 shares of outstanding common stock, of which 3,842,809 shares were held by non-affiliates, and a price per share of $2.94 as of September 12, 2024, which is a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary—Smaller Reporting Company” on page 2 of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $30,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 28 of this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. This prospectus, any applicable prospectus supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any information in documents that we have incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for more complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Unless the context otherwise indicates, references in this prospectus to “the Company,” “we,” “our” and “us” refer, collectively, to Glucotrack, Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

The Company (formerly known as Integrity Applications, Inc.) was incorporated on May 18, 2010 under the laws of the State of Delaware. We are a medical device company focused on the development of an Implantable Continuous Glucose Monitor (CGM) for persons with Type 1 diabetes and insulin-dependent Type 2 diabetes (the “Glucotrack CBGM Product”).

The Company was founded with a mission to develop Glucotrack®, a noninvasive glucose monitoring device designed to help people with diabetes and pre-diabetics obtain glucose level readings without the pain, inconvenience, cost and difficulty of conventional (invasive) spot finger stick devices. The first generation Glucotrack, which successfully received CE Mark approval, obtained glucose measurements via a small sensor clipped onto one’s earlobe. A limited release beta test in Europe and the Middle East demonstrated the need for an updated product with improved accuracy and human factors. As the glucose monitoring landscape rapidly moved away from point-in-time measurement to continuous measurement since then, the Company recently determined that it would focus its efforts on developing its Implantable continuous glucose monitor (“CGM”). As such, we have since withdrawn our CE Mark for Glucotrack and are no longer pursuing commercialization of this product or development of any further iterations.

The Company is currently developing an Implantable CBGM for use by Type 1 diabetes patients as well as insulin-dependent Type 2 patients. Implant longevity is key to the success of such a device. We have continued to evolve our sensor chemistry following our successful in-vitro feasibility study demonstrating that a minimum two-year implant life is highly probable with the current sensor design. Recently we announced a 3-year longevity is feasible leveraging both in-vitro and in-silico test results. We have also completed our animal study with an initial prototype system which demonstrated a simple implant procedure and good functionality. The results of both were recently presented in poster form at the American Diabetes Association annual conference. The Company has also initiated a longer-term animal trial (to support projected longevity studies) as well as development of its commercial device. A regulatory submission has been made for a first in human study, expected to initiate in Q3 2024. Further to the above progress on our CBGM product, we have also successfully demonstrated continuous glucose sensing in the epidural space. This latter approach is of importance for patients with painful diabetic neuropathy contemplating spinal cord stimulation therapy for their condition. We believe our technology, if successful, has the potential to be more accurate, more convenient and have a longer duration than other implantable glucose monitors that are either in the market or currently under development.

Our Senior Management team includes Chief Executive Officer and President, Paul V. Goode PhD, who has a decorated career developing innovative medical technologies, including at DexCom, Inc. (“DexCom”) and MiniMed; CFO, James Cardwell, CPA who has over 16 years of experience as a Chief Financial Officer and Chief Operating Officer with a concentration in both SEC financial reporting and tax compliance; James P. Thrower PhD, Vice President of Engineering, a seasoned executive formerly of Sterling Medical Devices, Mindray DS USA and DexCom; Mark Tapsak PhD, Vice President of Sensor Technology, a medical research scientist who brings over 25 years of experience in the diabetes industry, including previous senior roles at DexCom and Medtronic plc (“Medtronic”); and Drinda Benjamin, Vice President of Marketing, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Intuity Medical, Senseonics, Abbott Diabetes, and Medtronic. Luis J. Malavé, formerly of Insulet Corp, Medtronic and MiniMed is the Chairman of the Company’s Board of Directors (the “Board” or “Board of Directors”). Several highly talented and accomplished executives joined the Company as senior advisors to the Board. These include Daniel McCaffrey MBA MA, a world-renowned behavioral scientist and digital health expert formerly at Samsung Health and Dexcom, Inc., and Dr. David C. Klonoff, world renowned endocrinologist and diabetes technology thought leader. We intend to continue to invest in our talent and to expand and strengthen all areas within the Company.

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Recent Developments

Completion of Preclinical Study

On May 16, 2024, we announced that our implantable continuous glucose monitor successfully completed 30 days of a 60-day long-term preclinical study on measuring glucose in the epidural space. The Glucotrack sensor, implanted in the epidural space of animals, closely tracked both blood glucose and a commercially available subcutaneous CGM throughout the 30-day period. The implantation procedure took approximately 20 minutes, and the animals recovered without complications. No abnormal clinical signs or findings in the spinal cord or surrounding tissues were observed at the 30-day mark. On June 13, 2024, we announced that the 60-day long-term study was completed, demonstrating the feasibility of glucose monitoring in the epidural space. No abnormal clinical signs were observed throughout the study period, and no abnormal findings were observed in the spinal cord or surrounding tissues during post-explant analysis. The study also confirmed that the implanted sensor did not cause any delayed latent effects over the long-term period, which is particularly important as a complete healing process in animal studies with implanted devices may take several weeks. With the completion of this study, the durability of the epidural approach for continuous glucose monitoring has now been confirmed over the 60-day period.

Reverse Stock Split

We filed with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) which became effective at 4:30 p.m. on May 17, 2024 (the “Effective Time”) to effect a one-for-five (1:5) reverse stock split (the “Reverse Stock Split”) of the shares of our common stock. The Reverse Stock Split was approved by our stockholders at the 2024 annual meeting of the stockholders on April 26, 2024.

As a result of the Reverse Stock Split, every five (5) shares of issued and outstanding common stock were automatically combined into one (1) issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split, and any person who would otherwise be entitled to a fractional share of common stock as a result of the Reverse Stock Split was entitled to receive a cash payment equal to the fraction of a share of common stock to which such holder would otherwise be entitled, multiplied by the closing price per share of the common stock on Nasdaq at the close of business on the date prior to the Effective Time.

Following the Reverse Stock Split, the number of shares of common stock outstanding was proportionally reduced from 27,392,996 shares to approximately 5,478,599 shares. The shares of common stock underlying the outstanding stock options and warrants were similarly adjusted along with corresponding adjustments to their exercise prices. The Reverse Stock Split also proportionally reduced the total number of authorized shares of common stock from 500,000,000 shares to 100,000,000 shares.

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Nasdaq Listing Status

Nasdaq Stockholder Equity Requirement

Nasdaq Listing Rule 5550(b)(1) requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”). On May 21, 2024, Nasdaq notified us that our Quarterly Report on Form 10-Q for the period ended March 31, 2024, indicated that we no longer meet the Minimum Stockholders’ Equity Requirement. Failure to meet the Minimum Stockholders’ Equity Requirement is a basis for delisting our common stock.

Because we were under review for failure to meet the Minimum Bid Price Requirement (which requires listed securities to maintain a minimum bid price of $1.00 per share) at the time we were notified about the non-compliance with the Minimum Stockholders’ Equity Requirement, we were not eligible to submit a plan to regain compliance with the Staff. However, we timely requested a hearing before the Nasdaq Hearings Panel and paid the fee, which has resulted in a stay of any suspension or delisting action pending the hearing. The hearing took place on July 9, 2024, and on August 5, 2024, we received the decision of the Panel granting us an extension until November 18, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

There can be no assurance regarding the outcome of the hearing or that we will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with the Minimum Stockholders’ Equity Requirement, and maintain compliance with other Nasdaq listing requirements.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates was less than $700 million. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Our principal offices are located at 301 Rte. 17 North, Suite 800, Rutherford NJ 07070, and our telephone number is 201-842-7715. Our website address is http://www.glucotrack.com. Our common stock is traded on the Nasdaq Capital Market under the symbol “GCTK.”

We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge on our website. The SEC maintains a website that contains proxy and other information that issuers file electronically with the SEC at www.sec.gov.

The references to such website addresses above do not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual references only.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these known or unknown risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

The risk factors set forth below supplement the risk factors previously disclosed and should be read together with the risk factors incorporated by reference herein and any additional risk factors that we may include in subsequent periodic filings with the SEC.

We have debt which is secured by all our assets. If there is an occurrence of an uncured event of default, the lender can foreclose on all our assets, which would make any stock in the Company worthless.

On July 30, 2024, we entered into a secured convertible promissory note in the aggregate principal amount of 4,000,000 (the “Note”) with a certain lender (the “lender”). The Note is secured by a first-priority security interest on all Company assets. The Note is due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of Note, or (b) the date of closing of a Sale Transaction (as defined in the Note). The Note is secured by a first-priority security interest on all Company assets. In the event we are unable to make payments, when due, on our secured debt, the lender may foreclose on all our assets. In the event the lender forecloses on our assets, any stock in the Company would have no value. Our ability to make payments on secured debt, when due, will depend upon our ability to raise additional funds through equity or debt financings. At the moment, we have no funding commitments that have not been previously disclosed, and we may not obtain any in the future.

We rely on third parties to manufacture and supply our product.

We do not own or operate manufacturing facilities for clinical or commercial production of Glucotrack CBGM, other than a prototype lab. We have no experience in medical device manufacturing and lack the resources and the capability to manufacture the Glucotrack CBGM on a commercial scale.

If our manufacturing partners are unable to produce our products in the amounts, timing or pricing that we require, we may not be able to establish a contract and obtain a sufficient alternative supply from another supplier on a timely basis and in the quantities or pricing we require. We expect to depend on third-party contract manufacturers for the foreseeable future.

Glucotrack CBGM does, and our future product candidates, if any, likely will require precise, high quality manufacturing. Any of our contract manufacturers will be subject to ongoing periodic unannounced inspections by the FDA and other non-U.S. regulatory authorities to ensure strict compliance with quality system regulations, including current good manufacturing practices and other applicable government regulations and corresponding standards. If our contract manufacturers fail to achieve and maintain high manufacturing standards in compliance with quality system regulations, we may experience manufacturing errors resulting in patient injury or death, product recalls or withdrawals, delays or interruptions of production or failures in product testing or delivery, delay or prevention of filing or approval of marketing applications for our products, cost overruns or other problems that could seriously harm our business.

Any performance failure on the part of our contract manufacturers could delay clinical development or regulatory clearance or approval of our product candidates or commercialization of our future product candidates, depriving us of potential product revenue and resulting in additional losses. In addition, our dependence on a third-party for manufacturing may adversely affect our future profit margins. Our ability to replace an existing manufacturer may be difficult because the number of potential manufacturers is limited, and the FDA must approve any replacement manufacturer before it can begin manufacturing our product candidates. Such approval would require additional non-clinical testing and compliance inspections. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations, and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, including those described in this prospectus and the documents incorporated herein by reference, particularly in the sections of such documents titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements:

●	our ability to manufacture, market and sell our products;

●	our ability to launch and penetrate markets;

●	our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores on commercially reasonable terms or at all;

●	our ability to hire and retain key personnel;

●	the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow;

●	our ability to internally develop new inventions and intellectual property;

●	the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;

●	our ability to remain a going concern;

●	our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;

●	our ability to be profitable;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	intense competition in our industry and the markets in which we operate, and our ability to successfully compete;

●	the risks inherent with international operations;

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●	the impact of evolving information security and data privacy laws on our business and industry;

●	the impact of governmental regulations on our business and industry;

●	our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others;

●	the risk of being delisted from Nasdaq if we fail to meet any of its applicable listing requirements; and

●	the difficulty of predicting our quarterly revenues and operating results and the chance of such revenues and results falling below analyst or investor expectations, which could cause the price of our common stock to fall.

All forward-looking statements in this prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

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SELECTED FINANCIAL DATA

Reverse Stock Split

On May 17, 2024, we effected a 1-for-5 Reverse Stock Split of our common stock. In connection with the Reverse Stock Split, the par value per share of our common stock remained unchanged at $0.001 per share. Concurrently with the Reverse Stock Split, we reduced our authorized shares of common stock proportionately. Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the SEC on May 15, 2024 that are incorporated by reference into this prospectus are presented without giving effect to the Reverse Stock Split. The unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2024 filed with the SEC on August 15, 2024 that is incorporated by reference into this prospectus are presented after giving effect to the Reverse Stock Split. Except where the context otherwise requires, share and per share numbers in this prospectus reflect the 1-for-5 Reverse Stock Split of our common stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our unaudited condensed consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2024, as adjusted to reflect the Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED (in thousands, except per share data)

	Year Ended
	December 31, 2023	December 31, 2022
Net loss	$(7,098)	$(4,412)
Net loss per share of common stock, basic and diluted	$(0.38)	$(0.29)
Weighted average common stock outstanding, basic and diluted	20,760,266	15,474,600
Common stock outstanding at year end	20,892,193	15,500,730

	Three Months Ended
	March 31, 2024	March 31, 2023
	(unaudited)
Net loss	$(2,921)	$(1,281)
Net loss per share of common stock, basic and diluted	$(0.12)	$(0.08)
Weighted average common stock outstanding, basic and diluted	24,959,768	15,503,632
Common stock outstanding at period end	26,756,369	15,503,632

AS ADJUSTED FOR 1-FOR-5 REVERSE STOCK SPLIT (in thousands, except per share data)

	Year Ended
	December 31, 2023	December 31, 2022
	(unaudited)
Net loss	$(7,098)	$(4,412)
Net loss per share of common stock, basic and diluted	$(1.92)	$(1.43)
Weighted average common stock outstanding, basic and diluted	4,152,053	3,094,920
Common stock outstanding at year end	4,178,274	3,099,982

	Three Months Ended
	March 31, 2024	March 31, 2023
	(unaudited)
Net loss	$(2,921)	$(1,281)
Net loss per share of common stock, basic and diluted	$(0.59)	$(0.41)
Weighted average common stock outstanding, basic and diluted	4,991,954	3,100,726
Common stock outstanding at period end	5,351,274	3,100,726

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product; repayment and refinancing of debt; working capital; and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

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SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each of par value $0.001 per share. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock.

As of the date of this prospectus, we had 5,478,436 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our certificate of incorporation, as amended (the “Charter”) and our bylaws, as amended (the “Bylaws”).

Common Stock

Registration

Our common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Dividends

Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding.

Voting

Holders of our common stock are entitled to one vote for each share of our common stock held of record for the election of directors and on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Distributions on Liquidation

In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Other Rights

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and no sinking fund provisions are applicable to our common stock.

Relationship to Preferred Stock

Under our Charter, our board of directors is authorized, without further action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our common stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.

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The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company. See the section entitled “Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law—Undesignated Preferred Stock” for more information.

Undesignated Preferred Stock

Our Charter provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Other Convertible Securities

In July 2010, the Company adopted the 2010 Share Incentive Plan (the “2010 Plan”), pursuant to which the Company’s Board was authorized to grant options exercisable into common stock of the Company. On April 26, 2024, the Company adopted the Glucotrack, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). Following the adoption of the 2024 Plan, no additional stock awards will be granted under the 2010 Plan, provided that any awards outstanding will continue to be outstanding and in effect, until they are exercised, vest or are terminated under the provisions of the 2010 Plan. The purpose of the 2024 Plan is to provide employees, directors, and consultants with opportunities to acquire the Company’s common stock, or to receive monetary payments based on the value of such shares. Equity awards and equity-linked compensatory opportunities are intended to assist in further aligning the interests of directors, employees, and consultants with those of our stockholders. The 2024 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. Up to 535,127 shares of our common stock may be issued under the 2024 Plan.

Anti-Takeover Effects of our Charter, our Bylaws and Delaware Law

Certain provisions of the Delaware General Corporation Law (“DGCL”) and of our Charter and Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Filling Vacancies

In accordance with our Charter, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. These provisions may discourage a third-party from voting to remove incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by that removal with its own nominees.

Meetings of Stockholders

Our Charter and our Bylaws provide that only a majority of the members of our board of directors then in office, the Chairman of the Board, or the President may call special meetings of stockholders, and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting. These provisions may discourage another person or entity from making a tender offer, even if it acquired a majority of our outstanding voting stock, because the person or entity could only take action at a duly called stockholders’ meeting relating to the business specified in the notice of meeting and not by written consent.

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Advance Notice Requirements

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the notice for the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding stock until the next stockholders’ meeting.

Amendment to our Charter and our Bylaws

As required by the DGCL, any amendment of our Charter must first be approved by a majority of our board of directors, and if required by law or our Charter, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class.

Our Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the Bylaws, provided that, any Bylaw adopted or amended by the directors of the Company, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see “Item 15. Indemnification of Directors and Officers”.

Transfer Agent

We have appointed VStock Transfer, LLC to serve as transfer agent and registrar for our common stock.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal mount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

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The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

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Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, and, or preferred stock in one or more series. We may issue warrants independently or together with common stock, and, or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

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Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

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Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or

●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

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In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited financial statement incorporated by reference in the prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://glucotrack.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070, (201) 842-7715.

INCORPORATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 15, 2024, and for the quarter ended June 30, 2024, as filed with the SEC on August 13, 2024;

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on April 1, 2024, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 2, 2024, February 16, 2024, May 2, 2024, May 20, 2024, May 24, 2024, June 20, 2024, July 1, 2024, July 22, 2024, July 31, 2024, September 3, 2024, September 10, 2024, and September 26, 2024; (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 8, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

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The information incorporated by reference is an important part of this prospectus. In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

GLUCOTRACK, INC.

301 Route 17 North, Ste. 800

Rutherford, NJ 07070

(201) 842-7715

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.glucotrack.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

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Up to $8,230,000

Common Stock

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PROSPECTUS SUPPLEMENT

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Dawson James Securities, Inc.

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December 17, 2024